UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

Exodus Movement, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101)per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Exodus Movement, Inc.
15418 Weir Street, #333
Omaha, NE 68137

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
BY HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUTSTANDING SHARES OF CAPITAL STOCK
OF EXODUS MOVEMENT, INC.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Notice and accompanying Information Statement is first being sent to our stockholders on or about February 23, 2026.

Dear Stockholders:

The enclosed information statement (the “Information Statement”) is being distributed to the holders of record, as of the close of business on February 18, 2026 (the “Record Date”), of the Class A Common Stock and the Class B Common Stock of Exodus Movement, Inc. (the “Company” or “Exodus”).

The purpose of the Information Statement is to inform you that, on February 18, 2026, stockholders owning a majority of the voting power of the outstanding shares of capital stock of the Company (the “Consenting Stockholders”), executed and delivered to the Company a written consent in lieu of a stockholder meeting approving and adopting the 2026 Equity Incentive Plan, as amended (the “2026 Plan”) (the “Plan Action,” and such consent, the “Written Consent”). The Consenting Stockholders include Jon Paul Richardson, Chief Executive Officer and Chair of the Board, and Daniel Castagnoli, Director and President of our wholly owned subsidiary, 3ZERO, LLC.

The Written Consent of the holders of a majority of the voting power of the outstanding capital stock is sufficient under the Texas Business Organizations Code (the “TBOC”), the Certificate of Formation and the Bylaws to approve the Plan Action. Accordingly, the Plan Action will not be submitted to you and our other stockholders for a vote.

This letter and the accompanying Information Statement are intended to notify you of the Plan Action in accordance with applicable Securities and Exchange Commission (“SEC”) rules as a result of our Class A Common Stock being registered with the SEC. Pursuant to the applicable SEC rules, we plan to effect the Plan Action no earlier than 20 calendar days after the Notice (as defined below) and Information Statement is first sent to our stockholders, or on or about February 23, 2026.

Under the TBOC, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders as of the record date for determining the stockholders entitled to act by consent (which was February 18, 2026) who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for the notice of such meeting had been the record date for determining the stockholders entitled to act by consent. This letter is also intended to serve as the notice required by the TBOC (the “Notice”).

THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

James Gernetzke
Chief Financial Officer and Secretary

INDEX

Questions and Answers	1
Purpose of this Information Statement	3
Action – Approval and Adoption of the 2026 Equity Incentive Plan	4
DIRECTOR COMPENSATION	9
EXECUTIVE COMPENSATION	10
Security Ownership of Certain Beneficial Owners and Management	12
Other Matters	14
Exodus Movement, Inc. 2026 Equity Incentive Plan	A-1

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based upon our current expectations and various assumptions and apply only as of the date of this Information Statement. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will be achieved. Forward-looking statements are generally identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “forecast,” as well as variations of such words or similar expressions. There are a number of risks, uncertainties, and other important factors that could cause our actual results or outcomes to differ materially from those suggested by our forward-looking statements, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as well as the other documents filed by us from time to time with the SEC. You should evaluate all forward-looking statements made in this Information Statement in the context of these risks and uncertainties. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Questions and Answers

Q: Why did I receive the information statement?

A: We sent you the Information Statement (as defined below) as a matter of regulatory compliance with SEC (as defined below) rules and Texas law to inform you of the Plan Action (as defined below) taken by Written Consent (as defined below) by holders of a majority of the voting power of the outstanding shares of capital stock.

Q: Who sent me this information statement?

A: The Information Statement was sent to you and the related costs paid for by the Company (as defined below).

Q: Do I need to return anything?

A: The Information Statement is to inform you of the Plan Action taken by Written Consent by holders of a majority of the voting power of the outstanding shares of capital stock. No action is required by you.

Q: What is an action taken by written consent?

A: Pursuant to Texas law, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents signed by the holders of the outstanding stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to the corporation in the manner required by Texas law.

Q: What was the action taken by written consent?

A: Holders of a majority of the voting power of the outstanding shares of capital stock executed and delivered to the Company a written consent approving and adopting the 2026 Equity Incentive Plan (as defined below).

Q: Do I need to vote on this matter?

A: No. Since holders of a majority of the voting power of the outstanding shares of capital stock have already executed and delivered a written consent approving and adopting this matter, your vote is not necessary.

Q: How many shares were voted for the Plan Action?

A: As of February 18, 2026, the Record Date for determining the stockholders entitled to act by consent, 10,529,359 shares of Class A Common Stock and 19,185,163 shares of Class B Common Stock were outstanding and entitled to vote. Pursuant to the Certificate of Incorporation (as defined below), holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to 10 votes per share, on each matter submitted to stockholders. Holders of 851,527 shares of Class A Common Stock and 18,751,950 shares of the Company’s Class B Common Stock, representing approximately 93.1% of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote on February 18, 2026, acting together as a single class, executed and delivered a written consent approving the Plan Action described herein.

The Written Consent of the holders of a majority of the voting power of the outstanding shares of capital stock is sufficient under the TBOC (as defined below) and the Certificate of Formation and the Company’s Amended and Restated Bylaws (the “Bylaws”) to approve the Plan Action.

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All of the shares of Class A Common Stock and Class B Common Stock held by the Consenting Stockholders (as defined below) are owned of record by Jon Paul Richardson, Chief Executive Officer and Chair of the Board (as defined below), and Daniel Castagnoli, Director and President of our wholly owned subsidiary, 3ZERO, LLC.

Q: When will the Plan Action be effected?

A: Pursuant to applicable SEC rules, the earliest date on which the Plan Action may be effected is 20 calendar days after the Notice (as defined below) and Information Statement is first sent to our stockholders. The Notice and Information Statement were first sent to our stockholders on or about February 23, 2026. Accordingly, we anticipate the Plan Action taken by Written Consent being effective on or about March 19, 2026.

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Exodus Movement, Inc.
15418 Weir Street, #333
Omaha, NE 68137

INFORMATION STATEMENT

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose of this Information Statement

This information statement (“Information Statement”) informs stockholders of Exodus Movement, Inc. (the “Company,” “Exodus,” “we,” “us,” or “our”) that, on February 18, 2026, holders of a majority of the voting power of the outstanding shares of capital stock (the “Consenting Stockholders”), executed and delivered to the Company a written consent in lieu of a stockholder meeting approving and adopting an amendment to the Company’s 2026 Equity Incentive Plan, as amended (the “2026 Plan”) (the “Plan Action,” and such consent, the “Written Consent”).

The Board of Directors of the Company (the “Board”) unanimously approved and recommended the Plan Action for approval by the Company’s stockholders. On February 18, 2026, the record date for determining stockholders entitled to consent to the Plan Action (the “Record Date”), the Consenting Stockholders delivered to the Company the Written Consent. The Consenting Stockholders are Jon Paul Richardson, Chief Executive Officer and Chair of the Board, and Daniel Castagnoli, Director and President of our wholly owned subsidiary, 3ZERO, LLC. The 2026 Plan is attached as Annex A to this Information Statement.

The Information Statement is being furnished to (1) inform the Company’s stockholders of the Plan Action before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) provide the notice (the “Notice”) required under the TBOC. Pursuant to the applicable SEC rules, we plan to effect the Plan Action no earlier than 20 calendar days after the Notice and Information Statement is first sent to our stockholders. The Notice and Information Statement is first being sent on or about February 23, 2026.

Voting and Votes Required

The Board of Directors (the “Board”) is not soliciting your proxy or consent in connection with the Plan Action, and no proxies or consents are being requested from stockholders.

As of the Record Date, 10,529,359 shares of the Company’s Class A Common Stock and 19,185,163 shares of the Company’s Class B Common Stock were outstanding. Pursuant to the Certificate of Formation, holders of the Company’s Class A Common Stock are entitled to one vote per share, and holders of the Company’s Class B Common Stock are entitled to 10 votes per share, on each matter submitted to stockholders.

As of the Record Date, the Consenting Stockholders together owned of record shares of Class A Common Stock and Class B Common Stock representing approximately 93.1% of the voting power of the outstanding shares of capital stock of the Company. The Written Consent of the holders of a majority of the voting power of the outstanding shares of capital stock is sufficient under the TBOC and the Certificate of Formation and the Bylaws to approve the Plan Action.

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Action – Approval and Adoption of the 2026 Equity Incentive Plan

The Board unanimously approved and recommended that our stockholders approve the Plan Action. The Company will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the effectiveness of the 2026 Plan, to register the shares available for issuance under the 2026 Plan.

Purpose of the 2026 Plan

The purpose of the 2026 Plan is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of the Company and its stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the 2026 Plan are to attract and retain the best available employees, officers, non-employee directors and other individual service providers for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of participants to those of the Company’s stockholders. The 2026 Plan allows for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards and incentive bonuses (collectively, “Awards”).

Following approval of the 2026 Plan, no further awards will be granted under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

Summary of the 2026 Plan

The following description of the 2026 Plan is not intended to be complete and is qualified in its entirety by the complete text of the 2026 Plan, a copy of which is attached as Annex A to this information statement. Stockholders are urged to read the 2026 Plan in its entirety.

Administration

The 2026 Plan will be administered by the Compensation Committee of the Board, or another committee designated by the Board to administer the 2026 Plan, which is referred to herein as the “Administrator.” The Board may also exercise any of the Administrator’s authority under the 2026 Plan. The Administrator will have broad authority, subject to the provisions of the 2026 Plan, to administer and interpret the 2026 Plan and Awards granted thereunder. All decisions and actions of the Administrator will be final.

Stock Subject to 2026 Plan

The initial share pool under the 2026 Plan will be 4,280,000 shares of Class A Common Stock subject to certain adjustments in the event of a change in the Company’s capitalization. The shares of Class A Common Stock that may be issued under the 2026 Plan will be automatically increased on January 1 of each year beginning in 2027 and ending with a final increase on January 1, 2036 in an amount equal to 5% of the total number of shares of outstanding Class A Common Stock on the preceding December 31, unless a lower, or no, increase is determined by the Administrator. Only 15,000,000 shares of Class A Common Stock may be issued under the 2026 Plan as incentive stock options, subject to certain adjustments in the event of a change in the Company’s capitalization.

Shares of Class A Common Stock issued under the 2026 Plan may be either authorized and unissued shares or previously issued shares acquired by the Company. On termination or expiration of an Award under the 2026 Plan, in whole or in part, the number of shares of Company Class A Common Stock subject to such Award but not issued thereunder or that are otherwise forfeited back to the Company will again become available for grant under the 2026 Plan. Additionally, shares retained or withheld in payment of any exercise price, purchase price, or tax withholding obligation of an Award will again become available for grant under the 2026 Plan. In addition, shares of Class A Common Stock subject to awards under the 2021 Plan that have been terminated, forfeited, or settled in case or that have been retained or withheld in payment of any exercise price, purchase price, or tax withholding obligation will become available for issuance under the 2026 Plan.

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As of February 21, 2026, the closing price of the Company’s Class A Common Stock was $9.86 per share, as reported on the NYSE American LLC.

Eligibility

Current or prospective employees, officers, non-employee directors, and other independent service providers of the Company and its subsidiaries will be eligible to participate in the 2026 Plan, if selected by the Administrator. Approximately 80 employees, three non-employee directors and 160 other individual service providers of the Company will be eligible to participate in the 2026 Plan, inclusive of our five executive officers.

Types of Awards

Stock Options. All stock options granted under the 2026 Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option or a non-qualified stock option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the 2026 Plan, options generally may be exercised over such period, in installments or otherwise, as the Administrator may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the Class A Common Stock subject to that option on the grant date. The exercise price may be paid in cash or such other method as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares, or withholding of shares deliverable upon exercise. The 2026 Plan permits, without stockholder approval, the Administrator to reduce the exercise price of a previously awarded option or cancel and re-grant or exchange such option for cash or a new Award with a lower (or no) exercise price. Participants in the 2026 Plan will not have voting rights or the right to receive dividends or dividend equivalents in respect of an option or any shares subject to an option until the participant has become the holder of record of such shares.

Stock Appreciation Rights. All SARs granted under the 2026 Plan will be evidenced by a written agreement with the participant, which provides, among other things the number of shares subject to the SAR, the exercise price, exercisability (or vesting), the term of the SAR, which generally may not exceed ten years, and other terms and conditions. SARs may be granted alone or in conjunction with all or part of a stock option. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the Class A Common Stock at the time of exercise exceeds the exercise price of the SAR. This amount is payable in Class A Common Stock, cash, restricted stock, or a combination thereof, at the Administrator’s discretion. The 2026 Plan permits, without stockholder approval, the Administrator to reduce the exercise price of a previously awarded SAR or cancel and re-grant or exchange such SAR for cash or a new Award with a lower (or no) exercise price. Participants in the 2026 Plan will not have voting rights or the right to receive dividends or dividend equivalents in respect of an award of stock appreciation rights or any shares subject to such stock appreciation rights until the participant has become the holder of record of such shares.

Restricted Stock and RSUs. Awards of restricted stock consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of stock or cash to the participant only after specified conditions are satisfied. The Administrator will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions. All restricted stock awards and RSUs granted under the 2026 Plan will be evidenced by a written agreement with the participant that details the specific terms and conditions applicable to such award. Participants who are granted restricted stock are entitled to receive all dividends and other distributions paid with respect to the shares of Class A Common Stock subject to such award unless otherwise determined by the Administrator.

Other Stock-Based Awards. Other stock-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Class A Common Stock.

Incentive Bonuses. Each incentive bonus will confer upon the participant the opportunity to earn a payment, which may be subject to vesting or performance criteria established by the Administrator. Payment of the amount due under an incentive bonus may be made in cash or shares, as determined by the Administrator.

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Performance Criteria

The Administrator may specify certain performance criteria which must be satisfied before Awards will be granted or will vest. The performance goals may vary from participant to participant, group to group, and period to period.

Transferability

Awards generally may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime.

Clawback

Awards will be subject to recoupment in accordance with any clawback policy adopted by the Company.

Adjustments Upon a Change in Capitalization

In the event of a change in capitalization of the Company, including any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution (other than quarterly cash dividends), the share pool and outstanding Awards will be equitably adjusted by the Administrator.

Change in Control

In the event of a change in control of the Company, the Administrator may (i) provide for the assumption of outstanding Awards, (ii) issue substitute awards, (iii) accelerate vesting or waiver any forfeiture conditions, (iv) accelerate the exercisability of the award, (v) make any other adjustments to outstanding Awards as deemed to be appropriate or (vi) provide for the cancellation and cash-out of outstanding Awards; however, if Awards are not assumed, continued or substituted for, then all outstanding Awards will become fully vested and exercisable (with performance based on target or actual achievement as determined by the Administrator), unless determined otherwise by the Administrator.

Amendment and Termination

The Board will have the right to amend, alter, suspend, or terminate the 2026 Plan at any time, provided certain enumerated material amendments may not be made without stockholder approval. No amendment or alteration to the 2026 Plan or an Award or Award agreement will be made that would materially impair the rights of the holder, without such holder’s consent; however, no consent will be required if the Administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the 2026 Plan, or such Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The 2026 Plan will automatically terminate as to the grant of future awards, unless earlier terminated by the Board, on February 17, 2036.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax treatment applicable to the Company and the participants who receive Awards under the 2026 Plan based on the federal income tax laws in effect on the date of this information statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on their specific circumstances.

The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), or tax laws other than U.S. federal income tax law.

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Because individual circumstances may vary, each participant is urged to consult their own tax advisor concerning the tax implications of Awards granted under the 2026 Plan.

Incentive Stock Options

Options granted under the 2026 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet such requirements. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for ordinary income tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. Unless there is a “disqualifying disposition”, as described below, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. A disqualifying disposition occurs if the disposition is less than two years after the date of grant or less than one year after the exercise date. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss. If the optionee makes a disqualifying disposition of the purchased shares, then the Company (or, if applicable, the affiliate employer) will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonqualified Stock Options

No taxable income is recognized by an optionee upon the grant of a non-qualified stock option. The optionee in general will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The Company (or, if applicable, the affiliate employer) will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified stock option.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Class A Common Stock on the exercise date over the base price in effect for the exercised right, and the participant will be required to satisfy the tax withholding requirements applicable to such income. The Company (or, if applicable, the affiliate employer) will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR.

Restricted Stock Awards

A participant who receives unvested shares of Class A Common Stock will not recognize any taxable income at the time those shares are granted but will have to report as ordinary income, as and when the restrictions constituting a substantial risk of forfeiture lapse, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the amount paid (if any) for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (a) the fair market value of those shares on the issue date over (b) the amount paid (if any) for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest. The Company (or, if applicable, the affiliate employer) will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such ordinary income is recognized by the participant.

Restricted Stock Units, Other Stock-Based Awards, Incentive Bonuses

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Generally, no taxable income is recognized upon the grant of RSUs, other stock-based awards or incentive bonuses. The participant will recognize ordinary income in the year in which the award is settled in shares or cash. The amount of that income will be equal to the fair market value of the shares on the date of issuance or the amount of the cash paid in settlement of the award, and the participant will be required to satisfy the tax withholding requirements applicable to the income. The Company (or, if applicable, the affiliate employer) will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued or the cash amount is paid.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1.0 million. It is expected that compensation deductions for any covered employee with respect to awards granted under the 2026 Plan will be subject to the $1.0 million annual deduction limitation.

New Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to eligible participants under the 2026 Plan because the grant of Awards and terms of such Awards are to be determined in the sole discretion of the Administrator.

Accordingly, the Board determined that the Plan Action is advisable and in the best interest of the Company and its stockholders.

Equity Compensation Plan Information

The following table sets forth equity securities authorized for issuance under our equity compensation plans as of December 31, 2025:

Plan Category	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders(1)
2021 Equity Incentive Plan	2,543,468(1)	—	2,012,241(2)
2019 Equity Incentive Plan	545,349(3)	$2.41	—(4)
Equity Compensation Plans Not Approved by Security Holders

(1) Includes outstanding RSUs representing the right to receive shares of Class A Common Stock granted under the 2021 Plan.

(2) Represents shares of Class A Common Stock that may be issued pursuant to awards under the 2021 Plan. No further grants may be made under the 2021 Plan upon effectiveness of the 2026 Plan.

(3) Includes outstanding options to purchase Class B Common Stock granted under the 2019 Equity Incentive Plan.

(4) No further grants may be made under the 2019 Equity Incentive Plan.

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DIRECTOR COMPENSATION

As of December 31, 2025, our Board was comprised of three independent directors and two members of our management team. We compensate our non-employee directors, Ms. Knight, Ms. MacKinlay, and Mr. Skelton, with both cash and equity compensation in accordance with the terms of their respective offer letters. Each non-employee director receives an annual retainer, which is paid in BTC in equal monthly installments on the first day of each calendar month. During 2025, Ms. Knight was granted 3,238 RSUs under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) that vest in equal monthly installments through October 1, 2026, and Mr. Skelton was granted 5,000 RSUs under the 2021 Plan that vest in equal monthly installments through February 1, 2026, in each case, subject to the director’s continued service on the Board.

We do not compensate the members of our management team, including Messrs. Richardson and Castagnoli, for their service as directors, and their compensation is fully reflected in the Summary Compensation Table.

The following table sets forth amounts earned by our independent directors during the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Margaret Knight	81,333	99,925	181,258
Carol MacKinlay	60,000	—	60,000
Tyler Skelton	50,000	163,800	213,800

(1) The cash retainers reflected in this column were paid in BTC and have been converted to U.S. dollars based on the value of BTC on each payment date.

(2) Amounts in this column represent the aggregate grant date fair value of RSUs granted to independent directors and calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”) based on the closing price of the Class A Common Stock on the applicable grant date, which was $32.76 on May 21, 2025 and $30.86 on October 2, 2025, as quoted on NYSE American. As of December 31, 2025, Ms. Knight held 2,699 outstanding unvested RSUs, Ms. MacKinlay held 834 outstanding unvested RSUs, and Mr. Skelton held 417 outstanding unvested RSUs.

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EXECUTIVE COMPENSATION

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers that significantly contribute to the Company’s success. The executive officers are expected to manage the Company to promote its growth and profitability, minimize risk and advance the interests of our stockholders. As such, the Company’s compensation program is designed to provide levels of compensation that reflect the executive’s role in the organization and reward the individual’s performance within the context of the Company’s performance.

We determine the appropriate level of each compensation element based, in part, but not exclusively, on our view of internal equity and consistency, performance, the competitive landscape and other information we deem relevant. We believe that equity-based awards are a motivator in attracting and retaining executives over the long term, and that salary and cash bonuses are important considerations in the short term. The Compensation and Governance Committee reviews and recommends, and the Board approves, the compensation, including base salaries, for our CEO and equity-based incentive compensation for all executive officers, including our named executive officers (“NEOs”). The CEO determines the compensation, including base salaries but excluding equity-based incentive compensation, for the other NEOs.

Summary Compensation Table

The following table sets forth an overview of the compensation earned by the NEOs during the last two years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jon Paul Richardson	2025	631,250	—	4,199,668	—	4,838,084
Director, CEO	2024	425,000	452,312	1,846,629		2,723,941
James Gernetzke	2025	491,667	—	3,309,467	12,900	3,814,034
CFO and Secretary	2024	341,667	338,871	923,318	12,900	1,616,756
Gerardo Di Giacomo	2025	272,008	—	2,772,140	—	3,044,148
Chief Security Officer

(1) Amounts in this column for 2025 represent the aggregate grant date fair value of RSUs granted during 2025 under the 2021 Plan, calculated in accordance with ASC Topic 718 based on the closing price of the Class A Common Stock on the applicable grant date, which was $32.76 on May 21, 2025, $38.10 on July 18, 2025, $21.62 on November 7, 2025 and $14.79 on December 31, 2025, as quoted on NYSE American.

(2) Amounts in this column for 2025 include wellness perquisites and a monthly executive perquisite allowance.

Narrative Disclosures to Summary Compensation Table

Base Salaries

We generally set annual base salaries for the executive officers based on the executive’s experience, individual performance for the prior year and our prior year financial results, and we also consider comparative market data. We believe that base salaries are set at levels that enable us to hire and retain individuals in the FinTech industry who can drive achievement of the Company’s overall objectives.

Long-Term Incentive Compensation

On May 21, 2025, Mr. Richardson received a grant of 128,195 RSUs and Mr. Gernetzke received a grant of 62,673 RSUs, in each case, which vests in 48 equal installments based on a vesting commencement date of January 1, 2025, with the initial four installments vesting on the date of grant and the remaining vesting monthly through January 1, 2029, subject to the NEO’s continued service through each such vesting date.

On July 18, 2025, prior to his appointment as Chief Security Officer, Mr. Di Giacomo received a grant of 63,644 RSUs, which will vest as to one-quarter on June 1, 2026 and monthly thereafter through June 1, 2029, subject to his

10

continued service through each such vesting date. On November 7, 2025, Mr. Di Giacomo received an additional grant of 16,064 RSUs, which vest on the same schedule as his July award.

On December 30, 2025, Mr. Gernetzke received a grant of 85,000 RSUs, which vest in 48 equal installments based on a vesting commencement date of January 1, 2026 and will through January 1, 2030, subject to his continued service through each such vesting date.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth an overview of the outstanding stock awards that have not vested as of December 31, 2025:

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market value of Shares or Units of Stock That Have Not Vested ($)(1)
Jon Paul Richardson	1,525(2)	22,555
	169,271(3)	2,503,518
	159,766(4)	2,362,939
	98,817(5)	1,461,503
James Gernetzke	763(2)	11,285
	84,636(3)	1,251,766
	79,883(4)	1,181,470
	48,311(5)	714,520
	85,000(6)	1,257,150
Gerardo Di Giacomo	79,708(7)	1,178,881

(1) Based on the closing price of a share of Class A Common Stock on December 31, 2025 of $14.79, as quoted on NYSE American.

(2) These RSUs, which were granted in 2022, vested on January 1, 2026.

(3) These RSUs, which were granted in 2023, vest in equal monthly installments through January 1, 2027.

(4) These RSUs, which were granted in 2024, vest in equal monthly installments through January 1, 2028.

(5) These RSUs, which were granted on May 21, 2025, vest in equal monthly installments through January 1, 2029.

(6) These RSUs, which were granted on December 30, 2025, vest in equal monthly installments through January 1, 2030.

(7) These RSUs vest as to 25% on June 1, 2026 and vest in equal monthly installments thereafter through June 1, 2029.

Additional Narrative Disclosure

Potential Payments Upon Termination or Change in Control

None of the NEOs are party to any employment or severance agreement with the Company resulting in payments upon a termination of employment or a change in control of the Company. However, under the award agreements governing the outstanding RSUs held by the NEOs, in the event of a change in control of the Company or the NEO’s termination as a result of a death or disability, all outstanding RSUs will become fully vested. In addition, in the event of the NEO’s termination by the Company without cause or as a result of the NEO’s retirement (resignation after attaining age 62 with five years of service), the RSUs scheduled to vest in the month in which such termination occurs will become vested. Thereafter, any nonvested RSUs will be forfeited.

11

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 1, 2026 for (i) each of our directors and named executive officers on an individual basis and our directors and executive officers on a group basis and (ii) any securityholder who beneficially owns more than 5% of either class of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

The beneficial ownership figures presented in the table below are derived from our stock records. These beneficial ownership percentages were calculated based on 10,529,277 shares of Class A Common Stock and 19,185,163 shares of Class B Common Stock outstanding as of February 1, 2026. The Class A Common Stock beneficial ownership figures do not include the shares of Class A Common Stock that may be issued and outstanding upon conversion of the Class B Common Stock beneficially owned by the Class B stockholders listed in the table below.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Exodus Movement, Inc., 15418 Weir Street, #333, Omaha, NE 68137.

	Class A Common Stock(3)		Class B Common Stock		Total Voting Power %(1)
Name of Beneficial Owner	Shares	% of Ownership	Shares	% of Ownership
Directors and Named Executive Officers
Jon Paul Richardson	494,512(4)	4.7%	9,297,537	48.5%	46.2%
Daniel Castagnoli	459,426(5)	4.4%	9,454,413	49.3%	46.9%
Veronica McGregor	149,149(6)	1.4%	-	*	*
Margaret Knight	11,619(7)	*	-	*	*
Carol MacKinlay	10,000	*	-	*	*
Tyler Skelton	8,850	*	-	*	*
James Gernetzke	255,566(8)	2.4%	150,000(12)	*	*
Matias Olivera	187,914(9)	1.8%	14,204(12)	*	*
All executive officers and directors as a group	1,577,036(10)	15%	18,916,154	98.6%	94.2%
5% Shareholders
FTX Recovery Trust(2)	1,823,486	17.3%	-	*	*
Bnk to the Future Exodus SP, a Segregated portfolio of Bnk To The Future Capital SPC	1,293,702	12.3%	-	*	*
Erik Voorhees	1,000,000	9.5%	287,982	1.5%	1.9%
Veselin Veselinov	602,215(11)	5.7%	-	*	*

* Represents beneficial ownership or voting power of less than 1%.

(1) In computing the number of shares beneficially owned by a person and the percentage of ownership and total voting power of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of February 1, 2026, and shares underlying RSUs that vest within 60 days of February 1, 2026. However, we did not deem such shares outstanding for the purpose of computing the percentage of ownership or total voting power of any other person.

(2) FTX Recovery Trust f/k/a Alameda Research Ventures LLC filed for bankruptcy in November 2022. The business address of FTX Recovery Trust is 2600 South Shore Boulevard, Suite 300, League City, TX, 77573,

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United States. The ownership information provided herein is based on the information last known to us, which is as of December 31, 2024.

(3) The amounts in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the persons listed therein. Shares of Class B Common Stock are convertible at any time on a share-for-share basis into Class A Common Stock. In addition, as and when Class B stockholders sell their shares of Class B Common Stock, they will be automatically converted into shares of Class A Common Stock.

(4) Includes 44,164 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(5) Includes 41,194 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(6) Includes 12,941 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(7) Includes 540 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(8) Includes 25,566 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(9) Includes 14,272 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(10) Includes 138,977 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(11) The ownership information provided herein is based on the information last known to us, which is as of December 31, 2025. Includes 7,064 shares of Class A Common Stock underlying RSUs vesting within 60 days of February 1, 2026.

(12) Represents shares of Class B Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of February 1, 2026.

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Other Matters

Householding

The SEC’s rules permit us to deliver a single Notice and Information Statement to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice and Information Statement to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request to the Company’s Secretary at 15418 Weir Street, #333, Omaha, NE 68137 or by telephone at 833-992-2566, a separate copy of the Notice and Information Statement, to any stockholder at the shared address to which a single Notice and Information Statement was delivered. If you would like to receive separate copies of future proxy materials, future information statements, and/or future Notices of Internet Availability, as applicable, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials, future information statements, and/or future Notices of Internet Availability, as applicable, for your household, contact your bank, broker or other nominee that holds your shares.

Available Information

The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act are filed or furnished with the SEC. Such reports and other information filed by the Company with the SEC are available free of charge at https://www.exodus.com/investors/sec-filings/all-sec-filings when such reports are available on the SEC’s website. The Company periodically provides certain information for investors on its corporate website, https://www.exodus.com, and its investor relations website, https://www.exodus.com/investors.

James Gernetzke
Chief Financial Officer and Secretary
February 23, 2026

14

Annex A

EXODUS MOVEMENT, INC.

2026 STOCK INCENTIVE PLAN

1.
Purpose

The purpose of this Exodus Movement, Inc. 2026 Stock Incentive Plan (the “Plan”) is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of Exodus Movement, Inc. and its stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the Plan are to attract and retain the best available employees, officers, non-employee directors and other individual service providers for positions of substantial responsibility and to motivate Participants to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards and for Incentive Bonuses, which may be paid in cash, Common Stock or a combination thereof, as determined by the Committee.

2.
Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

2.1.
“Act” means the Securities Exchange Act of 1934, as amended.
2.2.
“Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.
2.3.
“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Incentive Bonus, or any combination of these, granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.
2.4.
“Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee and designated as such.
2.5.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.
2.6.
“Board” means the Board of Directors of the Company.
2.7.
“Cause” has the meaning set forth in the written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or in any severance plan in which the Participant participates, or if there is no such agreement or plan or no such term is defined in such agreement or plan, means a Participant’s (i) dishonest statements or acts with respect to the Company or any Affiliate, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (ii) conviction or plea of guilty or no contest to: (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) failure to perform in all material respects the Participant’s assigned duties and responsibilities; (iv) gross negligence, willful misconduct that results in or is reasonably anticipated to result in material harm to the Company; (v) violation of any material provision of any agreement(s) between the Participant and the Company; or (vi) material violation of any written Company policies.
2.8.
“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any one of the following events following the Effective Date:

2.8.1.
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2(h)(iii)(A) below;
2.8.2.
the following individuals cease for any reason to constitute a majority of the number of directors then serving: (A) individuals who, on the Effective Date (as defined below), constitute the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who were either directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
2.8.3.
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;
2.8.4.
the implementation of a plan of complete liquidation or dissolution of the Company; or
2.8.5.
there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
2.9.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
2.10.
“Committee” means the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan under Section 6.
2.11.
“Common Stock” means the Class A common stock of the Company, $0.000001 par value per share, or such other class or kind of shares or other securities as may be applicable under Section 16.
2.12.
“Company” means Exodus Movement, Inc., a corporation incorporated in the State of Texas, and except as utilized in the definition of Change in Control, any successor corporation.
2.13.
“Disability” has the meaning set forth in a written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or in any severance plan in which the Participant participates, or if there is no such agreement or plan or no such term is defined in such agreement or plan, means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. A determination of Disability shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances, and in this respect, Participants shall submit to an examination by a physician upon request by the Committee.
2.14.
“Dividend Equivalent” means an amount payable in cash or Common Stock, as determined by the Committee, equal to the dividends that would have been paid to the Participant if the share of Common Stock with respect to which the Dividend Equivalent relates had been owned by the Participant.

2.15.
“Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4.
2.16.
“Eligible Person” any current or prospective employee, officer, non-employee director or other individual service provider of the Company or any Subsidiary; provided, however, that Incentive Stock Options may only be granted to employees of the Company or any of its “subsidiary corporations” within the meaning of Section 424 of the Code.
2.17.
“Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price of a share of Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
2.18.
“Incentive Bonus” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a specified performance period as specified in the Award Agreement.
2.19.
“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
2.20.
“Nonqualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
2.21.
“Option” means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.
2.22.
“Other Stock-Based Award” means an Award granted to an Eligible Person under Section 11.
2.23.
“Outstanding Common Stock” means the sum of (i) the shares of Common Stock outstanding, (ii) the shares of Common Stock underlying the Company’s Class B Common Stock, par value $0.000001 that are convertible at any time on a share-for-share basis into Common Stock, , and (iii) the shares of Common Stock underlying the Company’s preferred stock, par value $0.000001 (determined on an as-converted basis without regard to any limitations on such conversion).
2.24.
“Participant” means any Eligible Person to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.
2.25.
“Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 14(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
2.26.
“Prior Plan” means the Exodus Movement, Inc. 2021 Equity Incentive Plan.
2.27.
“Restricted Stock” means an Award or issuance of Common Stock the grant, issuance, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

2.28.
“Restricted Stock Unit” means an Award denominated in units of Common Stock under which the issuance of shares of such Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.
2.29.
“Separation from Service” means a Termination of Employment that constitutes a “separation from service” within the meaning of Section 409A of the Code.
2.30.
“Stock Appreciation Right” or “SAR” means a right granted that entitles the Participant to receive, in cash or Common Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.
2.31.
“Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.
2.32.
“Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.33.
“Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a non-employee director or other service provider, ceasing to serve as such for the Company and its Subsidiaries, except that with respect to all or any Awards held by a Participant (i) the Committee may determine that a leave of absence (including as a result of a Participant’s short-term or long-term disability or other medical leave) or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Committee may determine that a transition from employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall constitute continued service with respect to Awards granted to a Participant while he or she served as an employee, (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider, and (v) the Committee may determine that a transition from employment with the Company or a Subsidiary to service to the Company or a Subsidiary other than as an employee shall constitute a “Termination of Employment”. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or Subsidiary that employs or engages a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Committee’s decision shall be final and binding.
3.
Eligibility

Any Eligible Person is eligible for selection by the Committee to receive an Award.

4.
Effective Date and Termination of Plan

This Plan became effective on March 19, 2026 (the “Effective Date”). The Plan shall remain available for the grant of Awards until February 17, 2036. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5.
Shares Subject to the Plan and to Awards
5.1.
Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to (i) 4,280,000, plus (ii) any shares of Common Stock that become available for issuance under the Plan pursuant to Section 5(c), plus (iii) any shares of Common Stock added as a result of the following sentence (collectively, the “Share Pool”). The Share Pool will automatically increase on January 1 of each year beginning in 2027 and ending with a final increase on January 1, 2036 in an amount equal to 5% of the Outstanding Common Stock on the preceding December 31; provided, however, that the Committee may provide that there will be no January 1 increase in the Share Pool for any such year or that the increase in the Share Pool for any such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to this sentence. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 16 shall be subject to adjustment as provided in Section 16. The shares of Common Stock issued under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market or in private transactions.
5.2.
Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award. Shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under this Plan. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for issuance under this Plan.
5.3.
Prior Plan Awards. Shares of Common Stock subject to awards granted under the Prior Plan that (i) have been terminated, expired unexercised, forfeited or settled in cash, (ii) have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of such award, or (iii) otherwise do not result in the issuance of shares in connection with payment or settlement thereof, in each case, shall become available for issuance under this Plan.
5.4.
Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan(as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares (i) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, (ii) shall only be made to individuals who were not employees or service providers of the Company or its Affiliates at the time of such acquisition or combination, and (iii) shall comply with the requirements of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.
5.5.
Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to 15,000,000, which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

6.
Administration of the Plan
6.1.
Administrator of the Plan. The Plan shall be administered by the Committee. The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of the Company, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of the Company the authority to grant Awards, no such subcommittee shall designate any officer serving thereon or any officer (within the meaning of Section 16 of the Act) or non-employee director of the Company as a recipient of any Awards granted under such delegated authority. The Committee hereby delegates to and designates the most senior officer in the Finance Department of the Company of the Company (or such other officer with similar authority), and to his or her delegates or designees, the authority to assist the Committee in the day-to-day administration of the Plan and of Awards granted under the Plan, including those powers set forth in Section 6(b)(v)through (xi) and to execute Award Agreements or other documents entered into under this Plan on behalf of the Committee or the Company. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any Subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.
6.2.
Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including:
6.2.1.
to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;
6.2.2.
to determine which Persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;
6.2.3.
to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;
6.2.4.
to reduce the exercise price of a previously awarded Option or Stock Appreciation Right or cancel and re-grant or exchange such Option or Stock Appreciation Right for cash or a new Award with a lower (or no) exercise price, with any such determination made by the Committee in its sole discretion, in each case, without stockholder approval;
6.2.5.
to adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by Eligible Persons who are not citizens of, or subject to taxation by, the United States or who are employed outside the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States; provided, however, that Board approval will not be necessary for immaterial modifications to this Plan or any Award Agreement that are required for compliance with the laws of the relevant jurisdiction;
6.2.6.
to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;
6.2.7.
to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

6.2.8.
to determine the extent to which adjustments are required pursuant to Section 16;
6.2.9.
to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;
6.2.10.
to approve corrections in the documentation or administration of any Award; and
6.2.11.
to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding anything in this Plan to the contrary, with respect to any Award that is “deferred compensation” under Section 409A of the Code, the Committee shall exercise its discretion in a manner that causes such Awards to be compliant with or exempt from the requirements of Section 409A of the Code. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding such Award, the Committee shall not take any action with respect to any Award which constitutes (x) a modification of a stock right within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (y) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. § 1.409A-1 (b)(5)(v)(C), or (z) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(E).

The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 20, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment. The Committee or any member thereof may, in its sole and absolute discretion, except as otherwise provided in Section 20, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

6.3.
Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of, or operation of, any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for as a result of gross negligence or willful misconduct in the performance of their duties.
6.4.
Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.
7.
Plan Awards
7.1.
Terms Set Forth in Award Agreement. Awards may be granted to Eligible Persons as determined by the Committee at any time and from time to time prior to the termination of the Plan. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, subject to and incorporating by reference or otherwise the applicable terms and conditions of the Plan, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such other terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Restricted Stock Awards) shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock or cash, as applicable, may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.
7.2.
Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Termination of Employment.
7.3.
Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Sections 10(b), 11(b) or 16of this Plan or as otherwise provided by the Committee.
7.4.
No Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to an Award or in settlement thereof.
8.
Options
8.1.
Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than 10 years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. The Committee will establish the price at which Common Stock may be purchased upon exercise of an Option, which in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii)Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash to the Company or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock otherwise deliverable upon exercise.
8.2.
No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
8.3.
Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).
8.4.
No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.
9.
Stock Appreciation Rights
9.1.
General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of a Stock Appreciation Right shall in no event be greater than 10 years; provided, however, the term of a Stock Appreciation Right shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Stock Appreciation Right is prohibited by law or the Company’s insider trading policy from exercising the Stock Appreciation Right which extension shall expire on the 30th day following the date such prohibition no longer applies. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the SAR’s grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.
9.2.
No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.
10.
Restricted Stock and Restricted Stock Units
10.1.
Vesting and Performance Criteria. The grant, issuance, vesting and/or settlement of any Award of Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Unit Awards as the form of payment for grants or rights earned or due under other stockholder-approved compensation plans or arrangements of the Company.
10.2.
Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or distributions only to the extent provided by the Committee.

11.
Other Stock-Based Awards
11.1.
General Terms. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Common Stock, other Awards, or other property, as the Committee shall determine.
11.2.
Dividends and Distributions. Shares underlying Other Stock-Based Awards shall be entitled to dividends or distributions only to the extent provided by the Committee.
12.
Incentive Bonuses
12.1.
Vesting Criteria. The Committee shall establish the vesting conditions applicable to an Incentive Bonus, including any performance criteria and level of achievement versus such criteria that may determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such achievement.
12.2.
Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Stock, as determined by the Committee.
12.3.
Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.
13.
Performance Awards

The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock, Restricted Stock Units, Other Stock-Based Awards or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award (any such Award, a “Performance Award”). A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee.

14.
Deferral of Payment

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to Restricted Stock Units, Other Stock-Based Awards or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee in respect thereof.

15.
Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

16.
Adjustment of and Changes in the Stock
16.1.
The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Outstanding Common Stock. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Award, vesting, performance criteria, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued or issuable pursuant to such an adjustment.
16.2.
In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.
16.3.
In the event of a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any Participant, may take one or more of the following actions, which may vary among individual Participants and/or among Awards held by any individual Participant: (i) arrange for the assumption of an outstanding Award by the successor or acquiring entity (if any) of such Change in Control (or by its parents, if any), which assumption will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such Option or Stock Appreciation Right, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code; (ii) provide for the issuance of substitute awards by the successor or acquiring entity (if any) of such Change in Control (or by its parents, if any) that will substantially preserve the otherwise applicable terms of the outstanding Award as determined by the Committee in its sole discretion; (iii) accelerate vesting or waive any forfeiture conditions; (iv) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of Participants thereunder shall terminate; or (v) make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards or issue substitute awards upon the Change in Control, unless determined otherwise by the Committee, immediately prior to the Change in Control, all Awards that are not assumed, continued or substituted for shall be treated as follows effective immediately prior to the Change in Control: (A) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (B) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, and (C) in the case of outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards (other than those referenced in subsection (B)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section 16(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.
16.4.
Notwithstanding anything in this Section 16 to the contrary, in the event of a Change in Control, the Committee may provide for the cancellation and cash settlement of all outstanding Awards upon such Change in Control (including the cancellation for no consideration of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the per share consideration in such transaction).
16.5.
Notwithstanding anything in this Section 16 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 16 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code.
17.
Transferability

Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, (a) outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee and (b) as permitted by the Committee, a Participant may transfer or assign an Award as a gift to any “family member” (as such term is defined in the Registration Statement on FormS-8) (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options and Stock Appreciation Rights only during the lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the Committee) and provided further that such Assignee Entity shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.

18.
Compliance with Laws and Regulations
18.1.
This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Company has determined, in its sole and absolute discretion, that such registration is unnecessary.
18.2.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

19.
Withholding

To the extent required by applicable federal, state, local or foreign law, the Committee may, and/or a Participant shall, make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other Award held by the Participant, or by the Participant tendering to the Company cash or, if allowed by the Committee, shares of Common Stock.

20.
Amendment of the Plan or Awards

The Board may amend, alter, suspend or terminate this Plan, and the Committee may amend or alter any Award Agreement or other document evidencing an Award made under this Plan; however, except as provided pursuant to the provisions of Section 16, no such amendment shall, without the approval of the stockholders of the Company:

20.1.
increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;
20.2.
extend the term of this Plan;
20.3.
change the class of Persons eligible to be Participants; or
20.4.
otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award without such holder’s consent; provided, however, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of, or avoid adverse financial accounting consequences under, any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

21.
No Liability of Company

The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board, the Committee and any delegate thereof shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting, exercise or settlement of any Award granted hereunder.

22.
Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.
Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Texas (without regard to its choice of law provisions) and applicable Federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.
No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

25.
Specified Employee Delay

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee’s Separation from Service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

26.
No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, pursuant to any individual agreement or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

27.
Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

28.
Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

29.
Clawback/Recoupment

Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Rule 10D-1 under the Exchange Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

30.
Beneficiary Designation

Participants may designate beneficiaries with respect to Awards under the Plan in accordance with the procedures determined by the Committee. In the absence of a beneficiary designation, a Participant’s estate will be the deemed beneficiary.

31.
Interpretation

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

A